SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant | |

Check the appropriate box:

|X|  Preliminary Proxy Statement
| |  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
| |  Definitive Proxy Statement
| |  Definitive Additional Materials
| |  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                      IDACORP, INC. and Idaho Power Company
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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| |  Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                 NOTICE OF JOINT ANNUAL MEETING OF SHAREHOLDERS
                          May 11, 2000, AT BOISE, IDAHO

                                                                  March 30, 2000

TO THE SHAREHOLDERS OF IDACORP, INC.  AND IDAHO POWER COMPANY:

Notice is hereby given that the Joint Annual Meeting of Shareholders of IDACORP, Inc. ("IDACORP") and Idaho Power Company ("Idaho Power") will be held on May 11, 2000 at 10:00 a.m. local time at the Boise Centre on the Grove, 850 West Front Street, Boise, Idaho, for the following purposes:

1.   to elect three Directors of IDACORP and Idaho Power for a three year term;

2.   to  amend  certain   Articles  of  Idaho  Power's   Restated   Articles  of
     Incorporation to conform with Idaho law and the amended Bylaws of Idaho Power (Idaho Power shareholders only);

3. to approve the IDACORP 2000 Long-Term Incentive and Compensation Plan (IDACORP shareholders only);

4. to ratify the selection of Deloitte & Touche LLP as independent auditor for IDACORP and Idaho Power for the fiscal year ending December 31, 2000; and

5. to transact such other business that may properly come before the meeting and any adjournment or adjournments thereof.

All shareholders of record at the close of business on March 22, 2000 are entitled to notice of the meeting. Common shareholders of record of IDACORP and Idaho Power and holders of Idaho Power 4% Preferred Stock and 7.68% Series, Serial Preferred Stock at the close of business on March 22, 2000, are entitled to vote at the meeting.

All shareholders are cordially invited to attend the Joint Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE RETURN YOUR PROXY PROMPTLY. It is important that your shares be represented at the meeting. Please mark, sign, date and return the accompanying proxy, regardless of the size of your holdings, as promptly as possible. A self-addressed postage prepaid envelope is enclosed for you to return the proxy card. Any shareholder returning a proxy card who attends the meeting may vote in person by revoking that proxy prior to or at the meeting.

                                             By Order of the Boards of Directors
                                             Robert W. Stahman
                                             Corporate Secretary

                  TO SHAREHOLDERS WHO RECEIVE MULTIPLE PROXIES
IF YOU OWN IDACORP COMMON STOCK OR IDAHO POWER PREFERRED STOCK OTHER THAN THE SHARES SHOWN ON THE ENCLOSED PROXY, YOU WILL RECEIVE A PROXY IN A SEPARATE ENVELOPE FOR EACH SUCH HOLDING. PLEASE EXECUTE AND RETURN EACH PROXY RECEIVED.

                              JOINT PROXY STATEMENT
                                  IDACORP, Inc.
                               Idaho Power Company
                             1221 West Idaho Street
                                  P. O. Box 70
                             Boise, Idaho 83707-0070


INTRODUCTION

As a result of the holding company formation on October 1, 1998, IDACORP holds 100% of the issued and outstanding shares of common stock of Idaho Power and approximately 92% of the total voting power of Idaho Power. The outstanding shares of Idaho Power's preferred stock were unchanged by the holding company formation and continue to be outstanding shares. Holders of voting preferred stock of Idaho Power hold approximately 8% of Idaho Power's total outstanding voting power.

GENERAL INFORMATION

This Joint Proxy Statement and the accompanying form of proxy will first be sent to shareholders on or about March 30, 2000 and are provided to the shareholders of IDACORP and Idaho Power in connection with the solicitation of proxies on behalf of the Boards of Directors of IDACORP and Idaho Power for use at their Joint Annual Meeting of shareholders and any adjournments or postponements thereof. The Joint Annual Meeting is scheduled to be held on May 11, 2000, at 10:00 a.m., local time, at the Boise Centre on the Grove, 850 West Front Street, Boise, Idaho.

COST AND METHOD OF SOLICITATION

The cost of soliciting proxies will be paid by IDACORP and Idaho Power. In order to be assured that a quorum of outstanding shares will be represented at the meeting, proxies may be solicited by officers and regular employees of IDACORP or Idaho Power, personally or by telephone, telegraph, fax or mail, without extra compensation. In addition, the solicitation of proxies from brokers, banks, nominees and institutional investors will be made by Beacon Hill Partners, Inc., at a cost of approximately $3,500 plus out-of-pocket expenses. IDACORP and Idaho Power will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

MATTERS TO BE VOTED UPON

As of March 30, 2000, the only known business to be presented at the 2000 Joint Annual Meeting of shareholders is as follows: Shareholders of IDACORP will vote on (1) the election of three Directors of IDACORP, (2) the approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan and (3) the ratification of the appointment of Deloitte & Touche LLP as independent auditors of IDACORP. Shareholders of Idaho Power will vote on (1) the election of three Directors of Idaho Power, (2) the amendment of Idaho Power's Restated Articles of Incorporation and (3) the ratification of the appointment of Deloitte & Touche LLP as independent auditors of Idaho Power. See "Other Business."

RECORD DATE

The Boards of Directors have fixed March 22, 2000, as the date for the determination of shareholders of IDACORP and Idaho Power entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on March 22, 2000 will be entitled to vote at the meeting.

VOTING SECURITIES

The outstanding voting securities of IDACORP as of the record date for the meeting are 37,612,351 shares of common stock, no par value, each share being entitled to one vote.

The outstanding voting securities of Idaho Power as of the record date for the meeting are as follows: 37,612,351 shares of common stock, $2.50 par value, held by IDACORP, each share being entitled to one vote; ____________ shares of 4% Preferred Stock, $100 par value, each share being entitled to twenty votes; and 150,000 shares of 7.68% Series, Serial Preferred Stock, $100 par value, each share being entitled to one vote. The aggregate voting power of outstanding voting securities for Idaho Power is _______________ votes.

VOTING

Under the Idaho Business Corporation Act, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Assuming a quorum of each company is present, the following votes are required for approval of each proposal at the Joint Annual
Meeting:

     (i) Proposal No. 1- directors of IDACORP and Idaho Power are elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election of directors for that company. Votes may be cast in favor or withheld; votes that are withheld will have no effect on the results.

     (ii) Proposal No. 2 - the amendment of Idaho Power's Restated Articles of Incorporation by Idaho Power shareholders requires the affirmative vote of four-fifths of the Idaho Power shares entitled to vote at the meeting. The voting group consists of (i) the outstanding common shares of Idaho Power, all of which are held by IDACORP and will be voted for the amendments and which constitute in excess of four-fifths of the shares entitled to vote at the meeting, (ii) the outstanding shares of 4% Preferred Stock and (iii) the outstanding shares of the 7.68% Series, Serial Preferred Stock, all voting as one group. An abstention or broker non-vote will have the effect of a vote against the proposal.

     (iii) Proposal No. 3 - the approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan by IDACORP shareholders, for New York Stock Exchange purposes, requires the affirmative vote of a majority of the IDACORP votes cast, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the Plan. Under the laws of the State of Idaho, the Plan is approved if the votes cast in favor of the Plan exceed the votes cast opposing the Plan. Abstentions and broker non-votes, if any, will have no effect on the results, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the Plan.

     (iv) Proposal No. 4 - ratification of the selection of an independent auditor for IDACORP and Idaho Power is approved where the votes cast within the voting group in favor exceed the votes cast opposing ratification for that company.

If no direction is given by a shareholder, proxies received will be voted FOR Proposal No. 1, election of management's nominees for Directors, FOR Proposal No. 2, amendment of the Idaho Power Restated Articles of Incorporation (Idaho Power shareholders only), FOR Proposal No. 3, approval of the IDACORP 2000 Long-Term Incentive and Compensation Plan (IDACORP shareholders only), and FOR Proposal No. 4, ratification of the selection of Deloitte & Touche LLP as independent auditor for the fiscal year 2000.

A proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy by oral notice at that time. Otherwise, revocation of a proxy must be mailed to the Secretary of IDACORP or Idaho Power at 1221 West Idaho Street, Boise, Idaho 83702-5627, and received prior to the meeting.

SECRET BALLOT

It is the policy of IDACORP and Idaho Power that all proxy cards and ballots for the Joint Annual Meeting that identify shareholders, including employees, are to be kept secret, and no such document shall be available for examination nor shall the identity and vote of any shareholder be disclosed to IDACORP or Idaho Power representatives or to any third party. Proxy cards shall be returned in envelopes addressed to the independent tabulator who receives, inspects and tabulates the proxies. Individual voted proxies and ballots are not seen by nor reported to IDACORP or Idaho Power except (i) as necessary to meet applicable legal requirements, (ii) to allow the independent election inspectors to certify the results of the shareholder vote, (iii) in the event of a matter of significance where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission, or (iv) to respond to shareholders who have written comments on their proxies.

                            1. ELECTION OF DIRECTORS

IDACORP's and Idaho Power's Boards of Directors each consist of the same 11 members. IDACORP's Articles of Incorporation, as amended, and Idaho Power's Restated Articles of Incorporation, as amended, provide that Directors be elected for three-year terms with approximately one-third of the Board of Directors to be elected at each annual meeting of shareholders. The three
Directors standing for election for the IDACORP and Idaho Power Boards of Directors at the 2000 Joint Annual Meeting are identified below as nominees for election with terms to expire in the year 2003. All nominees are currently Directors of IDACORP and Idaho Power.

Unless otherwise instructed, proxies received will be voted in favor of the election of the Director nominees of the appropriate company. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for nominees selected by the appropriate Board of Directors.

     EACH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITS NOMINEES LISTED BELOW.

                             IDACORP AND IDAHO POWER
                              NOMINEES FOR ELECTION
                                TERMS EXPIRE 2003


PETER T. JOHNSON

Private Investor; former Administrator of the Bonneville Power Administration (1981-1986); director of Standard Insurance Company; director and Chairman of the Board of Ida-West Energy Company; director of Idaho Power since 1993 and IDACORP since 1998. Age 67


PETER S. O'NEILL

President, O'Neill Enterprises Inc. (since 1990); director of Building Materials Holding Corporation; director of IDACORP Financial Services, Inc.; director of Idaho Power since 1995 and IDACORP since 1998.
Age 63


JAN B. PACKWOOD

President and Chief Executive Officer of Idaho Power and IDACORP (since 1999); formerly President and Chief Operating Officer (1997-1999); Executive Vice President (1996-1997) and Vice President - Bulk Power (1989-1996) of Idaho Power; director and President of Idaho Energy Resources Company; director of IDACORP Financial Services, Inc.; director of Ida-West Energy Company; director of IDACORP Services Co.; director of IDACORP Technologies, Inc.; director of Idaho Power since 1997 and IDACORP since 1998. Age 56


                             IDACORP AND IDAHO POWER
                              CONTINUING DIRECTORS
                                TERMS EXPIRE 2002


ROGER L. BREEZLEY

Private Investor; formerly a director (1983-1995), Chairman of the Board (1987-1994) and Chief Executive Officer (1987-1993) of U.S. Bancorp; Chairman of the Board and director of Applied Power Corporation; President and director of IDACORP Technologies, Inc.; director of Idaho Power since 1993 and IDACORP since 1998. Age 61

JOHN B. CARLEY

Director of Albertson's, Inc.; formerly Chairman of the Executive Committee of the Board of Directors (1998-1999), President (1984-1996) and Chief Operating Officer (1990-1996) of Albertson's, Inc.; director of Boise Cascade Office Products Co.; director of Idaho Power since 1990 and IDACORP since 1998.
Age 66


JACK K. LEMLEY

Director of Lemley & Associates, Inc. (since 1987), director and Chairman of the Board and Chief Executive Officer of American Ecology Corp. (Since 1995); director of Applied Power Corporation; director of IDACORP Technologies, Inc.; director of Idaho Power since 1995 and IDACORP since 1998.
Age 65


EVELYN LOVELESS

Chief Executive Officer (since 1992) and a director of Global, Inc.; director of Farmers & Merchants Bank (since 1999); formerly President of Global, Inc. (1989-1992); director of Idaho Power since 1987 and IDACORP since 1998. Age 66


                             IDACORP AND IDAHO POWER
                              CONTINUING DIRECTORS
                                TERMS EXPIRE 2001


ROTCHFORD L. BARKER

Director, American Ecology Corporation (since 1996), Member and former director Chicago Board of Trade; director of Idaho Power and IDACORP since 1999.
Age 63


ROBERT D. BOLINDER

President of Robert D. Bolinder Associates; director of Hannaford Bros. Co. Inc.; director and Executive Vice President-Corporate Development and Planning of Smith's Food & Drug Centers, Inc. (1988-1996). director of Idaho Power since 1980 and IDACORP since 1998. Age 68

JON H. MILLER

Chairman of the Board of IDACORP and Idaho Power since 1999; Private Investor; formerly President and Chief Operating Officer (1978-1990) and a director (1977-1990) of Boise Cascade Corporation; director of Fibermark Corporation; director of Ida-West Energy Company; director of Idaho Power since 1988 and IDACORP since 1998. Age 62


ROBERT A. TINSTMAN

Former President and Chief Executive Officer (1995-1999) and director (1995-1999) of Morrison Knudsen Corporation; director of Home Federal Savings & Loan; Chairman of Contractorhub.com; director of Idaho Power and IDACORP since 1999. Age 53

                      MEETINGS OF THE BOARDS AND COMMITTEES


The IDACORP and Idaho Power Boards of Directors each held six meetings in 1999. The average attendance during 1999 at all meetings of the Boards and all meetings of the committees of the Boards was 95 percent. Mr. Carley attended fewer than 75 percent of all regular and applicable committee meetings in 1999.

The Committees of each of IDACORP and Idaho Power are the Executive Committee, the Audit Committee, the Compensation Committee and the Investment Committee. The members of the Committees are the same individuals for both IDACORP and Idaho Power. In 1999, IDACORP had one committee which Idaho Power does not have -- the Committee of Outside Directors. Board committees, their membership during 1999 and a brief statement of their principal responsibilities are presented below.

Executive Committee
The Executive Committees act on behalf of the Boards of Directors of IDACORP and Idaho Power, as applicable, when the respective Boards are not in session, except on those matters which require action of the full Boards. Members of the Committee are Jan B. Packwood (Chairman), Robert D. Bolinder, John B. Carley, Jack K. Lemley and Jon H. Miller. During 1999, the Executive Committee did not meet.

Audit Committee
The Audit Committees of IDACORP and Idaho Power assist the Boards of Directors in fulfilling oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Boards have established, the audit process and services provided by the independent auditors, the plans and activities of the Internal Audit Department and the conducting of business under the Business Conduct Guide. Members of the Committee are Jack K. Lemley (Chairman), Rotchford
L. Barker, Robert D. Bolinder and Peter T. Johnson. During 1999, the IDACORP and Idaho Power Audit Committee met four times.

Compensation Committee
The Compensation Committees of IDACORP and Idaho Power assist the Boards of Directors in discharging duties and responsibilities regarding management of the total compensation philosophy, total compensation programs for executives, senior managers and employees, and all other compensation-related matters which properly come before the Boards of Directors. Members of the Committee are John
B. Carley (chairman), Peter T. Johnson, Evelyn Loveless and Peter S. O'Neill. During 1999, the IDACORP and Idaho Power Compensation Committee met three times.

Investment Committee
The Investment Committees of IDACORP and Idaho Power assist the Boards of Directors in fulfilling oversight responsibilities to participants and beneficiaries under the Retirement Plan and to shareholders by reviewing Plan design, formulating investment philosophies and establishing investment policies, establishing performance measurement objectives and benchmarks, monitoring the performance of investment managers, trustees, independent consultants and consulting actuaries to the Plan, reviewing sufficiency of Plan assets to cover liabilities and reviewing compliance with all applicable laws and regulations pertaining to the Plan. Members of the Committee are Robert D. Bolinder (Chairman), Roger L. Breezley, Jon H. Miller, Jan B.

Packwood and Robert A. Tinstman. During 1999, the IDACORP and Idaho Power Investment Committee met two times.

Committee of Outside Directors
In September of 1998, the IDACORP Board formed a Committee of Outside Directors. The primary function of the Committee of Outside Directors is to review and evaluate the performance of the Chief Executive Officer and to establish individual and corporate goals and strategies relating to the Chief Executive
Officer. It also acts as a nominating committee to review and make recommendations to the Board of Directors for Director candidates to fill Board vacancies and considers shareholder nominees for the Board of Directors for whom timely written resumes are received no earlier than 90 days, and no later than 60 days, prior to the annual meeting. Members of the Committee are all members of the IDACORP Board of Directors who are not officers or employees or former officers of IDACORP or one of its subsidiaries. Members of the Committee are Rotchford L. Barker, Robert D. Bolinder, Roger L. Breezley, John B. Carley, Peter T. Johnson, Jack K. Lemley, Evelyn Loveless, Jon H. Miller, Peter S. O'Neill and Robert A. Tinstman. During 1999, the Committee of Outside Directors met six times.

                          TRANSACTIONS WITH MANAGEMENT

See Compensation Committee Interlocks and Insider Participation for additional information regarding Mr. O'Neill.

                           2. AMENDMENT OF IDAHO POWER
                       RESTATED ARTICLES OF INCORPORATION

     The Board of Directors of Idaho Power Company unanimously recommends that the shareholders of Idaho Power Company approve certain amendments to the Company's Restated Articles of Incorporation, as amended (the "Charter"). These changes will conform certain provisions in the Charter to the laws of the State of Idaho and to the amended Bylaws of Idaho Power. The Board of Directors unanimously approved the Charter amendments at its meeting on January 20, 2000, subject to approval by the shareholders. Approval of the Charter amendments will also constitute approval of the Bylaw amendments to the extent required by Idaho law.

     The Charter amendments are as follows (additions are underlined and deletions are in brackets):

               ARTICLE 4. DIRECTORS. (a) The number of directors constituting the Board of Directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by affirmative vote of [two-thirds of the Continuing Directors (as defined in Article 8 of the Restated Articles of Incorporation)] a
                                                                     -
          majority of the directors, but the number of directors shall
          -------------------------
          be no less than 9 and no greater than 15. The number of directors may be increased or decreased, beyond the limits set forth above, only by an amendment to the Restated Articles of Incorporation of the Corporation pursuant to
          Article 10 of the Restated Articles of Incorporation of the Corporation.

               The Board of Directors shall be divided into three classes as nearly equal in number as may be. The initial term of office of each director in the first class shall expire at the annual meeting of shareholders in 1990; the initial term of office of each director in the second class shall expire at the annual meeting of shareholders in 1991; and the initial term of office of each director in the third class shall expire at the annual meeting of shareholders in 1992. At each annual election commencing at the annual meeting of shareholders in 1990, the successors to the class of directors whose term expires at that time shall be elected to hold office for a term of three years to succeed those whose term expires, so that the term of one class of directors shall expire each year. Each director shall hold office for the term for which he is elected or appointed and until his successor shall be elected and qualified or until his death, or until he shall resign or be removed; provided, however, that no person who will be seventy (70) years of age or more on or before the annual meeting shall be nominated to the Board of Directors, and any directors who reach the age of seventy (70) shall be automatically retired from the Board.

               In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as may be.

               (b) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a two-thirds vote of the directors then in office, or a sole remaining director, although less than a quorum. Directors chosen to
                                                   -------------------
          fill vacancies  resulting from an increase in the authorized
          ------------------------------------------------------------
          number  of  directors  shall  hold  office  until  the  next
          ------------------------------------------------------------
          election of directors by the  shareholders;  [and] directors
          ------------------------------------------
          [so] chosen to fill other  vacancies shall hold office for a
                      ------------------------
          term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. If one or more directors shall resign from the Board effective as of a future date, such vacancy or vacancies shall be filled pursuant to the provisions hereof, and such new directorship(s) shall become effective when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

     The remaining sections of Article 4 are unchanged.

               ARTICLE 9. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board of Directors, the
          President, a majority of the Board of Directors, or the holders of not less than [four-fifths of the shares entitled to vote at the meeting] twenty percent (20%) of all the
                                    ----------------------------------
          shares  entitled  to  vote  on  any  issue  proposed  to  be
          ------------------------------------------------------------
          considered at the proposed special meeting.
          ------------------------------------------

               ARTICLE 10. AMENDMENTS. Notwithstanding anything to the contrary contained in these Restated Articles of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders or at least four-fifths of the voting power of the then outstanding Voting Stock shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, ARTICLES 4, 8, 9 and 10 of these Restated Articles of Incorporation, provided that such four-fifths vote shall not be required for any amendment, alteration, change or repeal recommended to the shareholders by two-thirds  of  the  Continuing  Directors,  as  defined  in
          ARTICLE 8.

               The shareholders may adopt or amend a by-law that fixes
               -------------------------------------------------------
          a greater quorum or voting requirement for shareholders,  or
          ------------------------------------------------------------
          voting groups of shareholders, than is required by the Idaho
          ------------------------------------------------------------
          Business Corporation Act.
          ------------------------

               ARTICLE 11. AMENDMENT OF BY-LAWS. The Corporation's By-laws may be amended or repealed or new by-laws may be made: (a) by the affirmative vote of the holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote thereon, irrespective of class, given at any annual or special meeting of the shareholders except that amendments to or repeal of Section 7.3, Section
          ------------------------------------------------------------
          2.9 or Article III of the Bylaws by the  shareholders  shall
          ------------------------------------------------------------
          require the  affirmative  vote of  two-thirds  of all shares
          ------------------------------------------------------------
          entitled  to  vote  thereon;  provided  that  notice  of the
          ---------------------------
          proposed amendment, repeal or new by-law or by-laws be included in the notice of such meeting or waiver thereof; or
          (b) by the  affirmative  vote of a  majority  of the  entire
          Board of Directors given at any regular meeting of the Board, or any special meeting thereof.

               ARTICLE   12.   INDEMNIFICATION   AND   LIMITATION   OR
                               ---------------------
          ELIMINATION OF DIRECTOR LIABILITY. Capitalized terms used in
                                             -------------------------
          this Article 12 that are defined in Section  30-1-850 of the
          ------------------------------------------------------------
          Idaho Business  Corporation Act shall have the meaning given
          ------------------------------------------------------------
          to such  terms  under  Section  30-  1-850 of the  Act.  The
          ------------------------------------------------------------
          Corporation  shall  indemnify  its  Directors  and  Officers
          ------------------------------------------------------------
          against Liability and Expenses and shall advance Expenses to
          ------------------------------------------------------------
          its Directors and Officers in connection with any Proceeding
          ------------------------------------------------------------
          to the fullest extent permitted by the Act, as now in effect
          ------------------------------------------------------------
          or as it may be amended or substituted from time to time.
          ---------------------------------------------------------

               No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director; provided that this Article shall not limit or eliminate the liability of a Director for any act or omission for which such limitation or elimination of liability is not permitted under the Idaho Business Corporation Act. No amendment to the Idaho Business Corporation Act that further limits or eliminates the acts or omissions for which limitation or elimination of liability is permitted shall affect the liability of a Director for any act or omission which occurs prior to the effective date of such amendment.

     Reasons for the Amendments

     The Idaho Power Company Bylaws were amended by the Board of Directors in September of 1999 to follow the same format as that of the IDACORP Bylaws. Some of the provisions contained in the amended Idaho Power Bylaws require that comparable changes be made in the Idaho Power Charter.

     The amendment to Article 4(a) changes the vote requirement to fix the exact number of directors, so that the exact number of directors is determined by a majority vote of the Board, rather than a two-thirds vote of the Continuing
Directors (as defined in the Charter). A majority vote of the Board is a standard voting requirement under Idaho law, rather than the higher two-thirds vote. This amendment will conform the Charter to the amended Idaho Power Bylaws.

     Article 4(b) has been amended to conform to the amended Idaho Power Bylaws and also to comply with the laws of the State of Idaho, which provide that directors elected to fill vacancies resulting from an increase in the authorized number of directors serve until the next election of directors by shareholders, whereas directors who fill other vacancies serve the rest of the term of their class.

     Article 9 has been amended so that a special meeting may be called by shareholders holding not less than 20% of the voting shares, rather than four-fifths as provided in the existing Charter. The 20% threshold complies with the laws of the State of Idaho and conforms to the amended Idaho Power Bylaws.

     Article 10 adds language permitting the shareholders to provide for higher quorum or voting requirements than required by Idaho corporate law. Idaho corporate law requires this provision to be in the charter to the extent a company wishes to avail itself of this provision.

     The basic provisions of Article 11 for Bylaw amendments remain the same - - a majority vote of the Board or a majority vote of all shares entitled to vote. However, Section 7.3 of the Bylaws provide for a two-thirds shareholder vote, rather than a majority vote, to amend certain provisions in the Bylaws. The provisions requiring a higher shareholder vote are amendments to Section 7.3,
Section 2.9 (provisions for  transacting  business at shareholder  meetings) and
Article III (provisions relating to the Board of Directors). This would make it more difficult for shareholders to amend these sections of the Bylaws.

     Article 14 adds to the Charter the indemnification provisions, as permitted by Idaho law, that were removed from the Bylaws.

     THE IDAHO POWER COMPANY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT IDAHO POWER SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

     Under Section 30-1-727 of the Idaho Business Corporation Act, the Charter amendments must be approved by four-fifths of the shares entitled to vote at the meeting. The voting group consists of (i) the outstanding common shares of Idaho Power, all of which are held by IDACORP and will be voted for the amendments and which constitute in excess of four-fifths of the shares entitled to vote at the meeting, (ii) the outstanding shares of 4% Preferred Stock and (iii) the outstanding shares of the 7.68% Series, Serial Preferred Stock, all voting as one group. An abstention or broker non-vote will have the effect of a vote against the proposal. If a choice has been specified by a shareholder by means of the proxy, the shares of stock will be voted accordingly. If no choice has been specified, the shares will be voted "FOR" the proposal.

                                   3. IDACORP
                            2000 LONG-TERM INCENTIVE
                              AND COMPENSATION PLAN

     At its meeting on January 20, 1999, the Board of Directors adopted the IDACORP 2000 Long-Term Incentive and Compensation Plan (the "Plan"), which will become effective on the date of approval by the shareholders.

     The IDACORP Board of Directors believes that the Plan will help attract and retain qualified persons to serve as officers, key employees and directors of IDACORP and its subsidiaries, increase the equity interests of executives and directors in IDACORP and strengthen the common interest of executives, directors, shareholders and customers.

     The complete text of the Plan is set forth as Exhibit "A" hereto. The following is a summary of the material features of the Plan and is qualified in its entirety by reference to Exhibit "A".

Purpose of the Plan

     The purpose of the Plan is to promote the success and enhance the value of IDACORP by linking the personal interests of officers, key employees and directors to those of IDACORP's shareholders and customers. The Plan is further intended to assist IDACORP in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

Effective Date and Duration

     The Plan will become effective upon approval by shareholders, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all shares subject to the Plan shall have been purchased or acquired.

Amendments

     The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to certain restrictions as stated in the Plan.

Administration of the Plan

     The Plan will be administered by the Compensation Committee or by such other committee as the Board of Directors shall select consisting solely of two or more members of the Board of Directors (the "Committee"). The Committee has full power under the Plan to determine persons to receive awards, the type of awards and the terms thereof. The Committee may amend outstanding awards, subject to certain restrictions as stated in the Plan.

Shares Subject to the Plan

     The Plan authorizes the grant of up to 750,000 shares of IDACORP, Inc. common stock. Shares underlying awards that lapse or are forfeited or are not paid in shares may be reused for subsequent awards. Shares may be authorized but unissued shares of common stock, treasury stock or shares purchased on the open market. The market value of a share of Company common stock as of January 31, 2000 was $33.56.

     If any corporate transaction occurs that causes a change in the common stock or corporate structure of the Company affecting the common stock, the Committee shall make such adjustments to the number and/or class of shares of stock that may be delivered under the Plan and the number and class and/or price of shares of common stock subject to outstanding awards under the Plan, as it deems appropriate and equitable to prevent dilution or enlargement of participants' rights. The Committee may not amend an outstanding option for the sole purpose of reducing the exercise price thereof.

Eligibility and Participation

     Persons eligible to participate in the Plan include all officers, directors and key employees of the Company and its subsidiaries, as determined by the Committee. It is anticipated that the approximate number of persons who will be eligible initially to participate under the Plan will be 40, which includes 10 non-employee directors.

Grants Under the Plan

     Section 162(m). Stock options, SARs and performance unit/performance share awards are intended to qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Dividend equivalents, restricted stock, restricted stock units and other awards may qualify for deductibility.

     The total number of shares with respect to which options or SARs may be granted in any calendar year to any covered employee under Section 162(m) of the Code shall not exceed 100,000 shares; (ii) the total number of shares of restricted stock or restricted stock units that are intended to qualify for deduction that may be granted in any calendar year to any covered employee shall not exceed 100,000 shares or units, as the case may be ; (iii) the total number of performance shares or performance units that may be granted in any calendar year to any covered employee shall not exceed 100,000 shares or units, as the case may be;

(iv) the total number of shares that are intended to qualify for deduction granted pursuant to Article 10 of the Plan in any calendar year to any covered employee shall not exceed 100,000 shares; (v) the total cash award that is intended to qualify for deduction that may be paid pursuant to Article 10 of the Plan in any calendar year to any covered employee shall not exceed $300,000; and
(vi) the aggregate number of dividend equivalents that are intended to qualify for deduction that a covered employee may receive in any calendar year shall not exceed 400,000. A covered employee means those persons specified in Section 162(m) of the Code - generally the chief executive officer and the next four most highly-compensated employees.

     Stock Options. The Committee may grant incentive stock options ("ISOs") and nonqualified stock options (NQSOs"). Options shall be exercisable for such prices, shall expire at such times and shall have such other terms and conditions as the Committee may determine at the time of grant and as set forth in the award agreement. Dividend equivalents may also be granted.

     The option exercise price is payable in cash, in shares of common stock of IDACORP having a fair market value equal to the exercise price, by cashless exercise or any combination of the foregoing.

     Stock Appreciation Rights. The Committee may grant SARs with such terms and conditions as the Committee may determine at the time of grant and as set forth in the award agreement. SARs granted under the Plan may be in the form of freestanding SARs or tandem SARs. The base value of a freestanding SAR shall be equal to the average of the high and low sale prices of a share of IDACORP common stock on the date of grant. The base value of a tandem SAR shall be equal to the option exercise price of the related option.

     Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee and as set forth in the SAR award agreement. A tandem SAR may be exercised only with respect to the shares of common stock of IDACORP for which its related option is exercisable.

     Upon exercise of an SAR, a participant will receive the product of the excess of the fair market value of a share of IDACORP common stock on the date of exercise over the base value multiplied by the number of shares with respect to which the SAR is exercised. Payment due to the participant upon exercise may be made in cash, in shares of IDACORP common stock having a fair market value equal to such cash amount, or in a combination of cash and shares, as determined by the Committee at the time of grant and as set forth in the award agreement.

     Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be granted in such amounts and subject to such terms and conditions as determined by the Committee at the time of grant and as set forth in the award agreement. The Committee may establish performance goals, as described below, for restricted stock and restricted stock units.

     Participants holding restricted stock may exercise full voting rights with respect to those shares during the restricted period and, subject to the Committee's right to determine otherwise at the time of grant, will receive regular cash dividends. All other distributions paid with respect to the restricted stock shall be credited subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

     Performance Units and Performance Shares. Performance units and performance shares may be granted in such amounts and subject to such terms and conditions as determined by the Committee at time of grant and as set forth in the award agreement. The committee shall set performance goals, which, depending on the extent to which they are met during the performance periods established by the Committee, will determine the number and/or value of performance units/shares that will be paid out to participants.

     Participants shall receive payment of the value of performance units/shares earned after the end of the performance period. Payment of performance units/shares shall be made in cash and/or shares of common stock which have an aggregate fair market value equal to the value of the earned performance units/shares at the end of the applicable performance period, in such combination as the Committee determines. Shares may be granted subject to any restrictions deemed appropriate by the Committee.

     Other Awards. The Committee may make other awards which may include, without limitation, the grant of shares of common stock based upon attainment of performance goals established by the Committee as described below, the payment of shares in lieu of cash or cash based on performance goals and the payment of shares in lieu of cash under other IDACORP incentive or bonus programs.

     Taxes. Share withholding for taxes is permitted.

     Performance Goals. Performance goals, which are established by the Committee, shall be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, earnings before interest, operating ratios, stock price, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios and/or market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

Termination of Employment or Board Service

     Each award agreement shall set forth the participant's rights with respect to each award following termination of employment with or service on the Board of Directors of IDACORP.

Transferability

     Except as otherwise determined by the Committee at the time of grant and subject to the provisions of the Plan, awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a participant's rights shall be exercisable only by the participant or the participant's legal representative during his or her lifetime.

Change in Control

     Upon a change in control, as defined below,

     (a) Any and all options and SARs granted under the Plan shall become immediately vested and exercisable;

     (b) Any restriction periods and restrictions imposed on restricted stock, restricted stock units, qualified restricted stock and qualified
          restricted   stock  units  shall  be  deemed  to  have  expired;   any
          performance goals shall be deemed to have been met at the target level; restricted stock and qualified restricted stock shall become immediately vested in full and restricted stock units and qualified restricted stock units shall be paid out in cash; and

     (c) The target payout opportunity attainable under all outstanding awards of performance units and performance shares and any other awards shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the change in control. All awards shall become immediately vested. All performance shares and awards denominated in shares shall be paid out in shares, and all performance units shall be paid out in cash.

     For purposes of the above, a change in control of IDACORP means the earliest of the following events to occur: (i) the acquisition by a party or certain related parties of 20% or more of IDACORP's outstanding voting stock;
(ii) the commencement of a tender or exchange offer which would result in a person owning 30% or more of IDACORP's outstanding voting stock; (iii) the announcement of a transaction required to be described under Item 6(e) of the proxy rules; (iv) a proposed change in a majority of the Board of Directors within a two-year period without the approval of two-thirds of the Board; (v) entry into a merger or similar agreement, after which IDACORP's shareholders would hold less than two-thirds of the voting securities of the surviving entity; (vi) Board approval of a plan of liquidation or sale of all or substantially all of IDACORP's assets; and (viii) any other event deemed by the Executive Committee to be a change in control.

Award Information

     It is not possible at this time to determine awards that will be made pursuant to the Plan.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences related to options to be awarded under the Plan. This summary is based on IDACORP's understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

     Capitalized terms not defined herein, which are defined in the Plan, shall have the meanings set forth in the Plan.

         Consequences to the Optionholder

     Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Plan.

     Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder's employment with IDACORP. However, such exercise may give rise to alternative minimum tax liability (see "Alternative Minimum Tax" below).

     Upon the exercise of a NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of IDACORP Common Stock at the time of exercise over the amount paid therefor by the optionholder as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a NQSO will be subject to both wage and employment tax withholding.

     The optionholder's tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

     Qualifying Disposition. If an optionholder disposes of shares of IDACORP common stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price).

     Disqualifying Disposition. If the optionholder disposes of shares of IDACORP common stock acquired upon the exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share's fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized on a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise of the shares of IDACORP common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

     Other Disposition. If an optionholder disposes of shares of IDACORP common stock acquired upon exercise of a NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder's basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of IDACORP common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of IDACORP common stock were held for more than one year from the date such shares were transferred to the optionholder.

     Alternative Minimum Tax. Alternative minimum tax ("AMT") is payable if and to the extent the amount thereof exceeds the amount of the taxpayer's regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income; generally regular taxable income as adjusted for tax preferences and other items is treated differently under the AMT.

     For AMT purposes, the spread upon exercise of an ISO (but not a NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of IDACORP common stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

     Consequences to the IDACORP

     There are no federal income tax consequences to IDACORP by reason of the grant of ISOs or NQSOs or the exercise of an ISO (other than disqualifying dispositions).

     At the time the optionholder recognizes ordinary income from the exercise of a NQSO, IDACORP will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that IDACORP satisfies its reporting obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, IDACORP will be entitled to a corresponding deduction in the year in which the disposition occurs.

     IDACORP will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a NQSO. IDACORP will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of NQSOs.

     Other Tax Consequences

     The foregoing discussion is not a complete description of the federal income tax aspects of options to be granted under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

     THE  IDACORP  BOARD  OF  DIRECTORS  UNANIMOUSLY   RECOMMENDS  THAT  IDACORP
SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

Approval of the Plan for New York Stock Exchange purposes requires the affirmative vote of a majority of the votes cast, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the Plan. Under the laws of the State of Idaho, the Plan is approved if the votes cast in favor of the Plan exceed the votes cast opposing the Plan. Abstentions and broker non-votes, if any, will have no effect on the results, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the Plan. If a choice has been specified by a shareholder by means of the proxy, the shares of common stock will be voted accordingly. If no choice has been specified, the shares will be voted "FOR" the proposal.

                        4. RATIFICATION OF APPOINTMENT OF
                               INDEPENDENT AUDITOR

At the Joint Annual Meeting, the shareholders will be asked to ratify the selection by the IDACORP and the Idaho Power Boards of Directors of Deloitte & Touche LLP as the firm of independent public accountants to audit the financial statements of IDACORP and Idaho Power for the fiscal year 2000. This firm has conducted consolidated annual audits of Idaho Power for many years and is one of the world's largest firms of independent certified public accountants. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement and to respond to appropriate questions.

           EACH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                            DELOITTE & TOUCHE LLP AS
                 INDEPENDENT AUDITOR OF IDACORP AND IDAHO POWER


                                 OTHER BUSINESS

Neither the IDACORP nor the Idaho Power Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Joint Proxy Statement. In addition, other than as explained in the next sentence, they have not been informed that any other matter will be presented to the meeting by others. A shareholder submitted a proposal for inclusion in the proxy statement, which IDACORP has omitted pursuant to Rule 14a-8 of the Securities and Exchange Commission's proxy rules. If the shareholder should present the proposal at the Joint Annual Meeting, it is the intention of the persons named in the proxy to vote against such proposal.

If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

At the meeting, management will report on the business of IDACORP and Idaho Power, and shareholders will have an opportunity to ask questions.

                             PRINCIPAL SHAREHOLDERS

The following table presents certain information regarding shareholders who are known to IDACORP or Idaho Power to be the beneficial owners of more than 5 percent of any class of voting securities of IDACORP or Idaho Power as of March 1, 2000:

                            NAME AND ADDRESS     AMOUNT AND NATURE OF   PERCENT
     CLASS OF STOCK        OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP   OF CLASS
--------------------------------------------------------------------------------
Idaho Power Common Stock   IDACORP, Inc.              37,612,351          100
                           1221 W. Idaho Street
                           Boise, Idaho 83702

As a result of the formation of the holding company, IDACORP became the holder of all issued and outstanding shares of Idaho Power common stock on October 1, 1998.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of IDACORP common stock and Idaho Power preferred stock beneficially owned on March 1, 2000, by the Directors and nominees, by those Executive Officers named in the Summary Compensation Table and by the Directors and Executive Officers of IDACORP and Idaho Power as a group:

                                                                Amount of          Percent
Title of Class      Name of Beneficial Owner             Beneficial Ownership(1)   of Class
--------------      ------------------------             -----------------------   --------
Common Stock        Rotchford L. Barker                                               *
Common Stock        Robert D. Bolinder                                                *
Common Stock        Roger L. Breezley                                                 *
Common Stock        John B. Carley                                                    *
Common Stock        Peter T. Johnson                                                  *
Common Stock        Jack K. Lemley                                                    *
Common Stock        Evelyn Loveless                                                   *
Common Stock        Jon H. Miller                                                     *
Common Stock        Peter S. O'Neill                                                  *
Common Stock        Jan B. Packwood                                                   *
Common Stock        Robert A. Tinstman                                                *
Common Stock        J. LaMont Keen                                                    *
Common Stock        Richard Riazzi                                                    *
Common Stock        James C. Miller                                                   *
Common Stock        Robert W. Stahman                                                 *
Common Stock        All Directors and Executive Officers
                    of IDACORP as a group (15 persons)                                *
Preferred Stock     All Directors and Executive Officers
                    of IDACORP as a group (15 persons)                                *
Common Stock        All Directors and Executive Officers
                    of Idaho Power as a group (19 persons)                            *
Preferred Stock     All Directors and Executive Officers
                    of Idaho Power as a group (19 persons)                            *
---------------
*Less than 1 percent.

(1) Includes shares of Common Stock subject to forfeiture and restrictions on transfer issued pursuant to the 1994 Restricted Stock Plan.

All Directors and Executive Officers have sole voting and investment power for the shares held by them including shares owned through the Employee Savings Plan and the Dividend Reinvestment and Stock Purchase Plan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of IDACORP and Idaho Power records and copies of reports on Forms 3, 4 and 5 furnished to IDACORP and Idaho Power or written representations that no reports on Form 5 were required, IDACORP and Idaho Power believe that during 1999 all persons subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended, filed the required reports on a timely basis.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                        REPORT OF COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

GENERAL

The IDACORP Board of Directors Compensation Committee, which is the same as the Idaho Power Compensation Committee, ("Committee") established all components of 1999 compensation for the Executive Officers of IDACORP and Idaho Power. There were no extra salary adjustments for the Executive Officers who serve in the same positions at IDACORP and Idaho Power.

The Committee administers the IDACORP and Idaho Power executive compensation program. As such, the Committee is responsible for recommending (1) the compensation philosophy, (2) executive compensation plans that support the philosophy, and (3) the appropriate levels of compensation for Executive Officers. The Committee is composed of four independent, non-employee Directors. Following the development of recommendations by the Compensation Committee, all issues related to executive compensation are submitted to the full Boards of Directors of IDACORP and Idaho Power (which are the same) for approval. The Boards approved, without modification, all executive compensation recommendations of the Committee for 1999.

COMPENSATION PHILOSOPHY

The compensation philosophy for IDACORP and Idaho Power Executive Officers is consistent with the compensation philosophy Idaho Power has adopted for all employees, except that for Executive Officers and senior managers the Committee has aligned short-term and long-term incentive plans with corporate financial performance and increased the percentage of their total compensation which is at risk. The Idaho Power compensation program is designed to:

1.   manage  employee   compensation  as  an  investment  with  the  expectation
     employees will contribute to Idaho Power's financial performance, its environmental record and public reputation;

2. be competitive with respect to those companies in the markets in which we compete for employees, allowing Idaho Power to successfully attract and retain the qualified employees necessary for long-term success;

3. recognize individuals for their demonstrated ability to perform their position responsibilities and create long-term shareholder value; and

4.   balance total compensation with Idaho Power's ability to pay.

1999 BASE SALARIES

Salary ranges for Executive Officers are reviewed annually and are supported by salary comparisons with similar positions in electric utilities throughout the United States with annual revenues ranging from $500 million to $1 billion. The competitive point for executive compensation for 1999 was targeted near the median of the salary levels for executive officers of these utilities. Actual compensation of individual Executive Officers is based upon their levels of responsibility, experience in their positions, prior experience, breadth of knowledge and job performance. The electric utility group utilized by the Committee to compare Executive Officer salaries is different from the EEI 100 Electric Utilities Index group utilized by IDACORP to compare the financial performance of IDACORP and Idaho Power with a nationally recognized industry standard. The Committee has used this smaller electric group for salary comparison purposes since November 1994, based on its belief that it is more appropriate to compare Executive Officer salaries with electric utilities of comparable revenues, size and complexity than with all electric utilities regardless of size as represented in the EEI Electric Utilities Index.

In November of 1998, the Committee recommended adjustments to the 1999 salary ranges for the Executive Officer group based on the annual Executive Officer compensation review referenced above. Salary adjustments for 1999 averaged approximately 13 percent, to move them nearer (but slightly below) the median of the comparison group. The 1999 adjustment percentage is higher than it has been in the past because of some organizational changes at the Executive Officer level and the appointment of some new officers. The Committee considered each of the factors discussed above but did not assign a formal weighting for each factor.

SHORT-TERM INCENTIVE COMPENSATION

The Committee implemented the Idaho Power Executive Incentive Plan effective January 1, 1998 (Executive Incentive Plan). This Incentive Plan ties a portion of each executive's annual compensation to achieving certain financial goals. For 1999, the established financial goals were in the areas of earnings per share and return on common equity. Each goal is designed with a minimum or threshold level and a series of five levels above the threshold with each level having a multiplier which increases as the performance requirement under the goal increases. The threshold level for earnings per share was $2.30 per share with a multiplier of .25; the maximum level was $2.42 per share with a 1.00 multiplier. In 1999, IDACORP earned $2.43 per share. The threshold level for return on common equity was 11.5 percent with a multiplier of .25 with the highest level at 12.1 percent with a 1.00 multiplier. In 1999, IDACORP's return on common equity was 12.14 percent. The award opportunities vary by position as a percentage of base salary with the award opportunities for the officers ranging from a minimum of 7.5 percent to a maximum of 30 percent. The Executive Incentive Plan does not permit the payment of awards if there is no payment of awards under the Employee Incentive Plan. The performance levels within each goal were established based upon the performance in previous years with the higher levels requiring achieving goals in excess of performance in previous years in each goal. In 1999, IDACORP achieved the maximum level of performance for each goal, and as a result, Executive Officers received the maximum award under the Incentive Plan. Awards under the Executive Incentive Plan are reflected in the bonus column of the Summary Compensation table.

LONG-TERM INCENTIVE COMPENSATION

The 1994 Restricted Stock Plan ("Plan"), approved by shareholders at the May 1994 Annual Meeting, was implemented in January 1995 as an equity-based long-term incentive plan. A new grant under the Plan was made in January 1999, with a three-year restricted period beginning January 1, 1999 and ending December 31, 2001, with a single financial performance goal of Cumulative Earnings Per Share ("CEPS"). In January of 1997, a grant was made under the Plan for a three year restricted period through December 31, 1999, with a target CEPS of $6.75. The total CEPS for the three year restricted period was $7.12 resulting in awards earned for 1999 at the maximum level for all named executives. To receive a final share award each officer must be employed, as an officer, during the entire restricted period (with certain exceptions), and IDACORP must achieve the CEPS performance goal established by the Board of Directors. The restricted stock grant percentage (a percentage of base salary converted into shares of stock based upon the closing stock price for a share of IDACORP common stock on December 31 of the year preceding the grant) varied by position with the percentages for the Chief Executive Officer ranging from a minimum of 18 percent to a maximum of 53 percent. For all other Executive Officers, the percentage ranged from a minimum of 10 percent to a maximum of 45 percent. The target grant percentages for new grants are reviewed annually as part of the annual Executive Officer compensation review referenced above and the 1999 grants were at a level below the median target levels among the comparison group.

The 1999 compensation paid to IDACORP and Idaho Power executive officers qualified as fully deductible under federal tax laws. The Committee continues to review the impact of federal tax laws on executive compensation, including
Section 162(m) of the Internal Revenue Code. Shareholders of IDACORP are being asked to the 2000 Annual Meeting to approve the IDACORP 2000 Long-Term Incentive and Compensation Plan, which includes terms to permit deductibility of certain grants under the plan under Section 162(m).

INCENTIVE COMPENSATION PLANS - PERFORMANCE

Since 1995, the Committee has been adjusting executive compensation to place a higher percentage of total executive compensation at risk with the at risk portion tied to corporate financial performance. This adjustment has been accomplished by aligning the short-term and long-term incentive plans with certain financial goals and making the plans a larger percentage of the executive's total compensation. To date, the Committee feels this approach has proven successful and has presented high performance expectations to management in the past and for 2000 and beyond. The Committee believes that a brief review of corporate financial performance under the short-term and long-term incentive plans is appropriate in this Report.

The 1994 Restricted Stock Plan is a long-term equity based incentive plan with a single financial performance goal of cumulative earnings per share (CEPS) over a three year restricted period. For the three year period (1992-1994) prior to the establishment of goals under and implementation of the Restricted Stock Plan, Idaho Power earned a total CEPS of $5.49. In January of 1995, a grant was made under the Restricted Stock Plan for a three year restricted period through December 31, 1997 with a target CEPS of $6.00. Earnings improved steadily over the three year restricted period - $2.10 in 1995, $2.21 in 1996 and $2.32 in 1997 for a total CEPS of $6.63. This resulted in grants earned at the maximum level for all named executives. For the three year period (1993-1995) prior to the establishment of goals for the second restricted period (1996- 1998), Idaho Power earned a total CEPS of $6.04. In January of 1996, a grant was made under the Restricted Stock Plan for a three year restricted period through December 31, 1998 with a target CEPS of $6.60. Earnings continued to improve steadily over the three year restricted period - $2.21 in 1996, $2.32 in 1997 and $2.37 in 1998, for a total CEPS of $6.90 resulting in grants earned at the maximum level for all named executives. For the three year period (1994-1996) prior to the establishment of goals for a third restricted period (1997-1999), Idaho Power earned a total CEPS of $6.11. In January of 1997, a grant was made under the Restricted Stock Plan for a three year restricted period through December 31, 1999, with a target CEPS of $6.75. Earnings continued to improve steadily over the three year restricted period - $2.32 in 1997, $2.37 in 1998 and $2.43 in 1999 for a total CEPS of $7.12 resulting in grants earned at the maximum level for all name executives. The Committee has continued to increase the grant percentage (a percentage of base salary converted into shares of stock) and the financial goal (CEPS) in connection with grants under the Restricted Stock Plan in January of 1998, 1999 and 2000.

In January 1995, the Committee adopted an Executive Annual Incentive Plan. The Plan was a short-term cash-based incentive plan with a series of four evenly weighted performance goals designed to promote safety, control capital and operation and maintenance expenditures and increase annual earnings per share. In 1995, Idaho Power achieved the maximum level of performance for each goal area including the earnings per share level. In 1996, a fifth goal - customer satisfaction - was established with all five goals evenly weighted and Idaho Power achieved a level of performance averaging near the target level, with the earnings per share set at a maximum of $2.22 compared with actual earnings of $2.21. In 1997, the Executive Annual Incentive Plan was suspended and the executive officers participated in Idaho Power's Employee Incentive Plan. In 1998, the Committee adopted a new Executive Incentive Plan which is described in the Short-Term Incentive Compensation section of this report. The 1998 Plan had purely financial goals, earnings per share, return on common equity and capital and O&M budget expense levels, and the Plan does not permit the payment of awards if there is no payment of awards made under the Employee Incentive Plan. In 1998, the Company achieved the maximum level of performance for each goal. In 1999, the Committee eliminated the capital and O&M budget expense goal leaving two financial goals, earnings per share and return on common equity. The Committee has continued to increase the target percentage of base salary and the financial goals in connection with awards under the Executive Incentive Plan.

The Committee would like to point out that the Snake River Basin has experienced above normal water conditions in each year of the last five years, 1995 through 1999, which has favorably influenced earnings and benefitted all IDACORP shareholders.

CEO SALARY - 1999

Mr. Marshall

In January 1999, Mr. Marshall who had served as Chief Executive Officer since 1989, was granted a salary increase of approximately 3 percent. The competitiveness of Mr. Marshall's salary was reviewed annually based upon comparisons with salaries of chief executive officers of comparable utilities with annual revenues ranging from $500 million to $1 billion. The competitive point for Mr. Marshall's salary was targeted near the median of this comparison. The actual 1999 salary adjustment for Mr. Marshall was slightly above the median of salary levels for chief executive officers of the comparison utility group and was based on the level of his responsibilities, the depth of his experience, his job performance and the overall competitive level of his current compensation based on the annual Executive Officer compensation review referenced above. The Committee considered each of these factors but did not assign a formal weighting for each factor. Mr. Marshall retired at the end of September 1999.

Mr. Marshall was a participant in the Executive Incentive Plan with a 1999 award opportunity ranging from a minimum of 7.5 percent to a maximum of 30 percent of base salary. This award level was established based upon the Executive Officer compensation review referenced above. In 1999, the Company achieved the maximum level of performance for each goal area, and as a result, Mr. Marshall will receive an award under the Executive Incentive Plan of 30 percent of his base salary, prorated for nine months of service. Mr. Marshall was a participant in the Restricted Stock Plan as discussed above. In January of 1997, a grant was made to Mr. Marshall under the Restricted Stock Plan for a three year restricted period through December 31, 1999. The Company achieved the maximum level of performance for the three year restricted period and as a result, Mr. Marshall will receive an award at the maximum level of 45 percent in 1999. In addition, he received a stock grant at the target level of 35 percent in 1999. Mr. Marshall will receive a final share award after the restricted period ends in December 2001 if IDACORP achieves its CEPS performance goal established by the Board of Directors. The awards will be prorated based on the number of whole months during the Restricted Period prior to Mr. Marshall's retirement.

Mr. Packwood

In June of 1999, Mr. Packwood replaced Mr. Marshall as Chief Executive Officer and was granted a salary increase of 25 percent. The competitiveness of Mr. Packwood's salary will be reviewed annually based upon comparisons with salaries of chief executive officers of comparable utilities with annual revenues ranging from $500 million to $1 billion. The competitive point for Mr. Packwood's salary is targeted near the median of this comparison. The actual 1999 salary adjustment for Mr. Packwood placed him below the median of salary levels for chief executive officers of the comparison utility group and is based on the level of his responsibilities, the depth of his experience, his job performance and the overall competitive level of his current compensation based on the annual Executive Officer compensation review referenced above. The Committee considered each of these factors but did not assign a formal weighting for each factor.

Mr. Packwood is a participant in the Executive Incentive Plan with a 1999 award opportunity ranging from a minimum of 7.5 percent to a maximum of 30 percent of base salary. This award level was established based upon the Executive Officer compensation review referenced above. In 1999, the Company achieved the maximum level of performance for each goal area, and as a result, Mr. Packwood will receive an award under the Executive Incentive Plan of 30 percent of his base salary. Mr. Packwood is a participant in the Restricted Stock Plan as discussed above. In January of 1997, a grant was made to Mr. Packwood under the Restricted Stock Plan for a three year restricted period through December 31, 1999. The Company achieved the maximum level of performance for the three year restricted period and as a result, Mr. Packwood will receive an award at the maximum level of 42 percent in 1999. In addition, he received a stock grant at the target level of 35 percent in 1999 and will receive a final share award after the restricted period ends in December 2001 if he remains employed by the Company as an officer during the entire restricted period (with certain exceptions) and IDACORP achieves its CEPS performance goal established by the Board of Directors.

               John B. Carley, Chairman          Evelyn Loveless
               Peter T. Johnson                  Peter S. O'Neill

                                       IDACORP AND IDAHO POWER
                                     SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                                                              COMPENSATION
                                                              ------------
                                             ANNUAL
                                          COMPENSATION           AWARDS
                                          ------------           ------
                                                               RESTRICTED
                                                                 STOCK           ALL OTHER
       NAME AND                        SALARY       BONUS      AWARD(S)(1)     COMPENSATION(2)
  PRINCIPAL POSITION        YEAR         ($)         ($)          ($)               ($)
----------------------------------------------------------------------------------------------
Joseph W. Marshall (3)      1999       348,461     101,925       158,550           6,400
  Chairman of the Board     1998       440,000     132,000       154,000           6,400
  and Chief Executive       1997       420,000      32,760       126,000           6,400
  Officer, IDACORP and
  Idaho Power

Jan B. Packwood             1999       343,269     112,500        90,000           6,400
  President and             1998       250,000      75,000        75,000           6,400
  Chief Executive Office    1997       207,692      16,200        56,000           5,873
  IDACORP and Idaho
  Power

J. LaMont Keen              1999       215,692      65,400        61,800           6,400
  Sr. Vice President -      1998       200,000      60,000        60,000           6,400
  Administration & Chief    1997       178,000      13,884        49,840           6,400
  Financial Officer,
  IDACORP and Idaho
  Power

James C. Miller             1999       146,923      42,000        35,000           4,867
  Sr. Vice President -      1998       128,000      38,400        32,000           4,095
  Delivery, Idaho Power     1997       120,000       9,360        10,140           3,278

Richard Riazzi              1999       226,692      68,700        54,250           5,686
  Sr. Vice President -      1998       210,000      60,202        52,500           4,543
  Generation & Marketing    1997       181,450      14,153        64,640            --
  IDACORP and Idaho
  Power

Kip W. Runyan (4)           1999       163,392      49,050          -0-           60,900
  Sr. Vice President -      1998       192,000      57,600        48,000           6,400
  Delivery, Idaho Power     1997       173,010      70,875        14,846           4,940

Robert W. Stahman           1999       155,000      46,500        38,750           6,400
  Vice President, Genera1   1998       150,000      45,000        37,500           6,400
  Counsel and Secretary     1997       144,000      11,232        34,560           5,760

------------------

(1) The aggregate restricted stock holdings as of December 31, 1999 are as follows: Mr. Marshall held 11,341 ($410,402) shares of restricted stock; Mr. Packwood held 4,812 ($174,134) shares of restricted stock; Mr. Keen held 4,216 ($152,567) shares of restricted stock; Mr. Miller held 2,143 ($57,459) shares of restricted stock; Mr. Riazzi held 3,113 ($112,652) shares of restricted stock; Mr. Runyan held 1,753 ($63,437) shares of restricted stock; Mr. Stahman held 3,178 shares of restricted stock ($85,210). Dividends are paid on restricted stock when and as paid on the IDACORP Common Stock.

(2) Represents the Company's contribution to the Employee Savings Plan (401-k plan).

(3) Mr. Marshall retired as Chairman of the Board and Chief Executive Officer effective September 30, 1999.

(4) Mr. Runyan resigned his position as Senior Vice President - Delivery for Idaho Power effective September 30, 1999. In connection with his resignation, the Company has agreed to pay Mr. Runyan an amount of money equal to his base salary for a period of twenty-four months.

                              DIRECTOR COMPENSATION

During 1999, each Director who was not an employee of IDACORP or Idaho Power received $800 for each Board meeting and for each committee meeting attended. Non-employee Directors who are chairman of Board committees received $1,840 per month; other non-employee Directors received $1,670 per month. In addition, each Director received an annual stock grant under the Director Stock Grant Program of IDACORP, Inc., common stock equal to $6,000, or 181 shares, in June of 1999. Mr. Miller was elected non- executive Chairman of the Board of IDACORP and Idaho Power effective June 1, 1999. His compensation consists of a monthly retainer of $3,000 per month and the annual stock grant under the Director Stock Grant Program of $6,000, or 181 shares, in 1999. Mr. Miller does not receive meeting fees for either Board or committee meetings. Directors may defer all or a portion of any retainers and meeting fees under a deferred compensation plan. Under the plan, at retirement Directors may elect to receive one lump-sum payment of all amounts deferred with interest, or a series of up to 10 equal annual payments, depending upon the specific deferral arrangement. A special account is maintained on the books showing the amounts deferred and the interest accrued thereon. The Directors participate in a non-qualified deferred compensation plan (a non-qualified defined benefit plan for Directors) that is financed by life insurance on the participants and provides, upon retirement from the Idaho Power Board, for the payment of $17,500 per year for a period of 15 years.

Since each director serves on both the IDACORP and Idaho Power Boards and on the same committees of each Board, the monthly retainer applies to service on both Boards as do meeting fees for the Board meetings and for each committee which has a corresponding committee at both companies. The practice generally is that meetings of the IDACORP and Idaho Power Boards and the corresponding committees are held in conjunction with each other and a single meeting fee is paid to each director for each set of meetings. Separate meeting fees will be paid in the event a Board or committee meeting is not held in conjunction with a meeting of the corresponding Board or committee and for those committee meetings which do not have a corresponding committee.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

The members of the Compensation  Committees for 1999 were John B. Carley,  Peter
T. Johnson, Evelyn Loveless and Peter S. O'Neill. O'Neill Enterprises, of which Mr. O'Neill is President, is the developer of the Surprise Valley Partnership, which is developing a residential community in southeast Boise. In May of 1995, Idaho Power entered into an agreement leasing approximately 48.21 acres to Surprise Valley Partnership for 10 years at a monthly rate of $1,118.75. The lease payments were based on an 8 percent return on fair market value with the fair market value of the leased land determined by independent appraisers. Idaho Power's appraisal was provided by Nelson & Hastings, Real Estate Appraisers and Consultants, with Brad Janoush Appraisal M.A.I. providing the appraisal for Surprise Valley Partnership.

             EMPLOYMENT CONTRACTS and CHANGE OF CONTROL ARRANGEMENTS

Idaho Power entered into an employment agreement in 1997 with Richard Riazzi, Vice President -- Marketing and Sales, for a three-year term ending December 1999, with automatic one year extensions thereafter unless the parties agree to terminate. The agreement provides for a minimum base salary of $191,000 per year subject to annual review, a phantom stock award made in 1997, plus annual and long-term incentive compensation opportunities. In the event of termination of employment following a change of control, which is defined as the acquisition of beneficial ownership of 20% of voting power, certain changes in the Board, or approval by the shareholders of the liquidation, of certain merger or consolidations or of certain transfers of assets, Mr. Riazzi will receive 18 months base salary plus the greater of two times the most recent annual bonus or two times the average annual bonus for the three previous years, subject to any limitations provided by Section 280G of the Internal Revenue Code.

IDACORP entered into Change of Control Agreements with the Named Officers in September 1999, which become effective for a three-year period upon a change of control of IDACORP. If a change of control occurs, the Agreements provide that specified payments and benefits would be paid in the event of termination of the Executive's employment (i) by IDACORP, other than for cause, death or disability, or (ii) by the Executive for constructive discharge or retirement, at any time when the Agreements are in effect. In such event, each of the Named Officers would receive payment of an amount equal to two and one-half times his annual compensation, which shall be the highest combined amount of base salary and bonus received by the Named Officer in any one of the five years preceding termination. In addition, under these Agreements, each of the Named Officers would receive (i) the immediate vesting of restricted stock granted prior to the change in control; (ii) outplacement services for 12 months not to exceed $12,000; and (iii) all benefits for a period of 24 months under the welfare benefit plans.

For these purposes "cause" means the Executive's fraud or dishonesty which has resulted or is likely to result in material economic damage to IDACORP or a subsidiary of IDACORP, as determined in good faith by a vote of at least two-thirds of the non-employee directors of IDACORP at a meeting of the Board at which the Executive is provided an opportunity to be heard. "Constructive discharge" includes material failure by IDACORP to comply with the Agreement, relocation, and certain reduction in compensation or benefits.

A "change of control" is defined as (i) the acquisition by a party or certain related parties of 20% or more of IDACORP's voting securities; (ii) a purchase by a person of 20% or more of the outstanding stock pursuant to a tender or exchange offer; (iii) shareholder approval of a merger or similar transaction after which IDACORP's shareholders will hold 50% or less of the voting securities of the surviving entity or (iv) a change in a majority of the Board of Directors within a 24-month period without the approval of two-thirds of the members of the Board.

                                PERFORMANCE GRAPH


                                [GRAPHIC OMITTED]


                     Source: Zacks Investment Research, Inc.
                          and Edison Electric Institute

The table shows a Comparison of Five-Year Cumulative Total Shareholder Return for IDACORP Common Stock, the S&P 500 Index and the Edison Electric Institute
(EEI) 100 Electric Utilities Index. The data assumes that $100 was invested on December 31, 1994, with beginning-of-period weighting of the peer group indices (based on market capitalization) and monthly compounding of returns. As of October 1, 1998, all outstanding shares of Idaho Power common stock were exchanged on a share-for-share basis for IDACORP common stock.

                                                            EEI 100
                      IDACORP          S & P 500      Electric Utilities
                      -------          ---------      ------------------
          1994        $100.00           $100.00            $100.00
          1995         137.37            137.58             131.02
          1996         151.51            169.17             132.59
          1997         194.34            225.60             168.88
          1998         197.74            290.08             192.34
          1999         155.40            351.12             156.57

                               RETIREMENT BENEFITS

The following table sets forth the estimated annual retirement benefits payable under the Idaho Power Retirement Plan (a qualified defined benefit pension plan for all regular employees) and under the Idaho Power Security Plan for Senior Management Employees (a non-qualified defined benefit plan for senior management employees). The plans cover employees of IDACORP and Idaho Power.

                                      PENSION PLAN TABLE

REMUNERATION                                   YEARS OF SERVICE
----------------------------------------------------------------------------------------------
                     15           20            25          30           35           40
   $ 75,000       $45,000      $48,750       $52,500     $56,250      $56,250      $56,250
   $100,000       $60,000      $65,000       $70,000     $75,000      $75,000      $75,000
   $125,000       $75,000      $81,250       $87,500     $93,750      $93,750      $93,750
   $150,000       $90,000      $97,500      $105,000     $112,500     $112,500     $112,500
   $175,000       $105,000     $113,750     $122,500     $131,250     $131,250     $131,250
   $200,000       $120,000     $130,000     $140,000     $150,000     $150,000     $150,000
   $225,000       $135,000     $146,250     $157,500     $168,750     $168,750     $168,750
   $250,000       $150,000     $162,500     $175,000     $187,500     $187,500     $187,500
   $275,000       $165,000     $178,750     $192,500     $206,250     $206,250     $206,250
   $300,000       $180,000     $195,000     $210,000     $225,000     $225,000     $225,000
   $325,000       $195,000     $211,250     $227,500     $243,750     $243,750     $243,750
   $350,000       $210,000     $227,500     $245,000     $262,500     $262,500     $262,500
   $375,000       $225,000     $243,750     $262,500     $281,250     $281,250     $281,250
   $400,000       $240,000     $260,000     $280,000     $300,000     $300,000     $300,000
   $450,000       $270,000     $292,500     $315,000     $337,500     $337,500     $337,500
   $500,000       $300,000     $325,000     $350,000     $375,000     $375,000     $375,000

Benefits under the Retirement Plan for senior management employees at normal retirement age are calculated on years of credited service using the average of the highest five consecutive years' salary plus bonus (as reported in the Summary Compensation Table) in the last 10 years before retirement. Benefits under the Security Plan for Senior Management Employees are based upon a similar average of the highest five consecutive years of salary plus bonus in the last 10 years before retirement, a normal retirement age of 62 years, years of participation as a senior management employee, and are payable over the participant's lifetime. Generally, total retirement benefits from the Retirement Plan and Security Plan for Senior Management Employees will range from 60 percent to 75 percent of the participant's average salary plus bonus in the highest five consecutive years in the last 10 years of employment. The Security Plan is financed by life insurance on the participants and is designed so that if assumptions made as to mortality expectation, policy dividends and other factors are realized, Idaho Power will recover the cost of this plan. Effective August 1, 1996, Idaho Power terminated its Supplemental Employee Retirement Plan (a non-qualified plan that provided benefits that would otherwise have been denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits). Benefits payable from the Retirement Plan and the Security Plan are included in the table above. Benefits shown above are not subject to any deduction for Social Security benefits or other offset amounts.

As of December 31, 1999, the final five-year average salary plus bonus under the retirement plans as referred to above for the Executive Officers named in the Summary Compensation Table are: Mr. Marshall, $477,443;

Mr. Packwood, $256,443;  Mr. Keen, $209,136;  Mr. Riazzi, $233,477;  Mr. Runyan,
$230,410; Mr. Miller, $127,239; and Mr. Stahman, $163,884. Years of credited service under the Retirement Plan and years of participation as a senior management employee are, respectively: Mr. Marshall, 30, 22; Mr. Packwood, 30, 23; Mr. Keen, 26, 17; Mr. Runyan, 15, 10; Mr. Miller 23, 10; and Mr. Stahman 22,
17. Mr. Riazzi has three years of credited service, but has not vested in the plan.

                                  ANNUAL REPORT

IDACORP's 1999 annual report to shareholders, including financial statements for 1997, 1998 and 1999, was mailed on or about March 30, 2000, to all shareholders of record. Idaho Power financial statements for 1997, 1998 and 1999 included in the joint Annual Report on Form 10-K were mailed to Idaho Power shareholders of record on or about March 30, 2000.

                    2001 JOINT ANNUAL MEETING OF SHAREHOLDERS

Nominations for Director may be made only by the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Secretary of IDACORP or Idaho Power, as the case may be, not earlier than 90 days, and not later than 60 days, prior to the first anniversary of this annual meeting.

Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for prior year's annual meeting of shareholders or the date specified by an advance notice provision in the company's bylaws. The Bylaws of IDACORP and Idaho Power contain such an advance notice provision. Under the Bylaws, no business may be brought before an annual meeting of the shareholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Secretary of IDACORP or Idaho Power, as the case may be, not earlier than 90 days, and not later than 60 days, prior to the first anniversary of this annual meeting.

For the 2001 Joint Annual Meeting of Shareholders, expected to be held on May 17, 2001, IDACORP and Idaho Power shareholders must submit such nominations or proposals to the Secretary of IDACORP or Idaho Power, as the case may be, no earlier than February 9, 2001 and no later than March 12, 2001.

The requirements referred to above are separate and apart from the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the proxy statement under Rule 14a-8. For the 2001 Joint Annual Meeting of Shareholders expected to be held on May 17, 2001, any shareholder who wishes to submit a proposal for inclusion in the joint proxy materials pursuant to Rule 14a-8 must submit such proposal to the Secretary of IDACORP or Idaho Power, as the case may be, on or before November 30, 2000.

It is requested that each shareholder who cannot attend the meeting send in his or her proxy or proxies without delay.

                                                                       Exhibit A


                                  IDACORP, INC.
                 2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN


Article 1.  Establishment, Purpose and Duration

     1.1 Establishment of the Plan. IDACORP, Inc., an Idaho corporation (hereinafter referred to as the "Company"), hereby establishes an incentive and compensation plan for officers, key employees and directors, to be known as the "IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of nonqualified stock options (NQSO), incentive stock options (ISO), stock appreciation rights (SAR), restricted stock, restricted stock units, performance units, performance shares and other awards.

     The Plan shall become effective when approved by the shareholders at the 2000 Annual Meeting of Shareholders (the "Effective Date") and shall remain in effect as provided in Section 1.3 herein.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders and customers.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2.  Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

     2.1 Award means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or any other type of award permitted under Article 10 of the Plan.

     2.2 Award Agreement means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

     2.3 Base Value of an SAR shall have the meaning set forth in Section 7.1 herein.

     2.4 Board or Board of Directors means the Board of Directors of the Company.

     2.5 Change in Control means the earliest of the following to occur:

          (a) the public announcement by the Company or by any person (which shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) ("Person") that such Person, who or which, together with all Affiliates and Associates (within the meanings ascribed to such terms in Rule 12b-2 of the Exchange Act) of such Person, shall be the beneficial owner of twenty percent (20%) or more of the voting stock then outstanding;

          (b) the commencement of, or after the first public announcement of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of voting stock aggregating thirty percent (30%) or more of the then outstanding voting stock;

          (c) the announcement of any transaction relating to the Company required to be described pursuant to the requirements of Item 6(e) of
     Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act;

          (d) a proposed change in the constituency of the Board such that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the shareholders of the Company of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were members of the Board at the beginning of the period;

          (e) the Company enters into an agreement of merger, consolidation, share exchange or similar transaction with any other corporation other than a transaction which would result in the Company's voting stock outstanding immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such transaction;

          (f) the Board approves a plan of liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets to a person or entity which is not an affiliate of the Company other than a transaction(s) for the purpose of dividing the Company's assets into separate distribution, transmission or generation entities or such other entities as the Company may determine; or

          (g) any other event which shall be deemed by a majority of the Executive Committee of the Board to constitute a "Change in Control."

     2.6 Code means the Internal Revenue Code of 1986, as amended from time to time.

     2.7 Committee means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

     2.8 Company means IDACORP, Inc., an Idaho corporation, or any successor thereto as provided in Article 17 herein.

     2.9 Covered Employee means any Participant who would be considered a "covered employee" for purposes of Section 162(m) of the Code.

     2.10 Director means any individual who is a member of the Board of Directors of the Company.

     2.11 Disability means the continuous inability of an Employee because of illness or injury to engage in any occupation or employment for wage or profit with the Company or any other employer (including self-employment) for which he is reasonably qualified by education, training or experience. An Employee will not be considered disabled during any period unless he is under the regular care and attendance of a duly qualified physician.

     2.12 Dividend Equivalent means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

     2.13 Eligible Person means a Person who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

     2.14 Employee means an individual who is paid on the payroll of the Company or of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party, and is classified in the payroll system as a regular full-time, part-time or temporary employee. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     2.15 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.16 Exercise Period means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

     2.17 Fair Market Value means the average of the high and low sale prices as reported in the consolidated transaction reporting system, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.

     2.18 Freestanding SAR means an SAR that is not a Tandem SAR.

     2.19 Incentive Stock Option or ISO means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

     2.20 Nonqualified Stock Option or NQSO means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

     2.21 Option means an Incentive Stock Option or a Nonqualified Stock Option.

     2.22 Option Exercise Price means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

     2.23 Participant means an Eligible Person who has outstanding an Award granted under the Plan.

     2.24 Performance Goals means the performance goals established by the Committee, which shall be based on one or more of the following measures: sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, earnings before interest, operating ratios, stock price, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios and/or market performance. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

     2.25 Performance Period means the time period during which Performance Unit/Performance Share Performance Goals must be met.

     2.26  Performance  Share  means an Award  described  in  Article  9 herein.

     2.27 Performance Unit means an Award described in Article 9 herein.

     2.28 Period of Restriction means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 8 herein.

     2.29 Person shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a "group" in Section 13(d) thereof.

     2.30 Plan means the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan.

     2.31 Qualified Restricted Stock means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

     2.32 Qualified Restricted Stock Unit means an Award of Restricted Stock Units designated as Qualified Restricted Stock Units by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

     2.33 Restricted Stock means an Award described in Article 8 herein.

     2.34 Restricted Stock Unit means an Award described in Article 8 herein.

     2.35 Retirement means a Participant's termination from employment with the Company or a Subsidiary at the Participant's Early or Normal Retirement Date, as applicable.

          (a) Early Retirement Date -- shall mean the date on which a Participant terminates employment, if such termination date occurs on or after Participant's attainment of age fifty-five
               (55) but prior to Participant's Normal Retirement Date.

          (b) Normal Retirement Date -- shall mean the date on which the Participant terminates employment, if such termination date occurs on or after the Participant attains age sixty-two (62).

     2.36 Securities Act means the Securities Act of 1933, as amended.

     2.37 Shares means the shares of common stock, no par value, of the Company.

     2.38 Stock Appreciation Right or SAR means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one Share.

     2.39 Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.40 Tandem SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

Article 3.  Administration

     3.1 The Committee. The Plan shall be administered by the Compensation Committee or such other committee (the "Committee") as the Board of Directors shall select consisting solely of two or more members of the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2 Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Persons to receive Awards; to determine the size and types of Awards; to determine the terms and conditions of such Awards; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

     3.3  Restrictions  on  Distribution  of Shares  and Share  Transferability.
Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act) and applicable requirements of any securities exchange or similar entity and unless the Participant's tax obligations have been satisfied as set forth in Article 16. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

     3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Eligible Persons, Employees, Participants and their estates and beneficiaries.

     3.5 Costs. The Company shall pay all costs of administration of the Plan.

Article 4.  Shares Subject to the Plan

     4.1 Number of Shares. Subject to Section 4.2 herein, the maximum number of Shares available for grant under the Plan shall be 750,000. Shares underlying lapsed or forfeited Awards, or Awards that are not paid in Shares, may be reused for other Awards; if the Option Exercise Price is satisfied by tendering Shares, only the number of Shares issued net of the Shares tendered shall be deemed issued under the Plan. Shares granted pursuant to the Plan may be (i) authorized but unissued Shares of common stock, (ii) treasury shares or (iii) Shares purchased on the open market.

     4.2 Adjustments in Authorized Shares and Awards. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the outstanding Awards, the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code. In no event shall the Committee have the right to amend an outstanding Option Award for the sole purpose of reducing the exercise price thereof.

     4.3 Individual Limitations. Subject to Section 4.2 above, (i) the total number of Shares with respect to which Options or SARs may be granted in any calendar year to any Covered Employee shall not exceed 100,000 Shares; (ii) the total number of Qualified Restricted Stock Shares or Qualified Restricted Stock Units that may be granted in any calendar year to any Covered Employee shall not exceed 100,000 Shares or Units, as the case may be; (iii) the total number of Performance Shares or Performance Units that may be granted in any calendar year to any Covered Employee shall not exceed 100,000 Shares or Units, as the case may be; (iv) the total number of Shares that are intended to qualify for deduction under Section 162(m) of the Code granted pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed 100,000 Shares;
(v) the total cash Award that is intended to qualify for deduction under Section 162(m) of the Code that may be paid pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed $300,000; and (vi) the aggregate number of Dividend Equivalents that are intended to qualify for deduction under Section 162(m) of the Code that a Covered Employee may receive in any calendar year shall not exceed 400,000.

Article 5.  Eligibility and Participation

     5.1 Eligibility. Persons eligible to participate in the Plan ("Eligible Persons") include all officers, key employees and directors of the Company and its Subsidiaries, as determined by the Committee.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

Article 6.  Stock Options

     6.1 Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

     The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. The Committee may grant ISOs, NQSOs or a combination thereof.

     6.2 Option Award Agreement. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option, the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents. The Option Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO.

     6.3 Exercise of and Payment for Options. Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.

     A Participant may exercise an Option at any time during the Exercise Period. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provision for full payment for the Shares.

     The Option Exercise Price shall be payable:  (a) in cash or its equivalent,
(b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (c) by broker-assisted cashless exercise or (d) by a combination of (a), (b) and/or
(c).

     6.4 Termination. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Award Agreement entered into with Participants, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

     6.5 Transferability of Options. Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. ISOs are not transferable other than by will or by the laws of descent and distribution.

Article 7.  Stock Appreciation Rights

     7.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

     The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The Base Value of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The Base Value of Tandem SARs shall equal the Option Exercise Price of the related Option.

     7.2 SAR Award Agreement. Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR, the Exercise Period and such other provisions as the Committee shall determine.

     7.3 Exercise and Payment of SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Exercise Price of the ISO.

     Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     A Participant may exercise an SAR at any time during the Exercise Period. SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

     (a) the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value multiplied by

     (b)  the number of Shares with respect to which the SAR is exercised.

     At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof.

     7.4 Termination. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award

Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

     7.5 Transferability of SARs. Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative, and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 8.  Restricted Stock and Restricted Stock Units

     8.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

     The Committee shall have complete discretion in determining the number of shares of Restricted Stock and/or Restricted Stock Units granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

     In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock or Restricted Stock Units as Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, upon the attainment of the Performance Goals selected by the Committee.

     8.2 Restricted Stock/Restricted Stock Unit Award Agreement. Each grant of Restricted Stock and/or Restricted Stock Units grant shall be evidenced by a Restricted Stock and/or Restricted Stock Unit Award Agreement that shall specify the number of shares of Restricted Stock and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of Restriction, and such other provisions as the Committee shall determine.

     8.3 Transferability. Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

     8.4 Certificates. No certificates representing Stock shall be issued until such time as all restrictions applicable to such Shares have been satisfied.

     8.5 Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate. Payment of Restricted Stock Units shall be made after the last day of the Period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the Restricted Stock Units.

     8.6 Voting Rights. During the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

     8.7 Dividends and Other Distributions. Subject to the Committee's right to determine otherwise at the time of grant, during the Period of Restriction, Participants shall receive all regular cash dividends paid with respect to the Shares while they are so held. All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

     Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be established by the Committee at the time of grant and set forth in the Award Agreement.

     8.8 Termination. Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination.

Article 9.  Performance Units and Performance Shares

     9.1 Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

     The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

     9.2 Performance Unit/Performance Share Award Agreement. Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine, including but not limited to any rights to Dividend Equivalents.

     9.3 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The value of a Performance Share shall be equal to the Fair Market Value of a Share. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants.

     9.4 Earning of Performance Units/Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

     9.5 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

     9.6 Termination. Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries during a Performance Period. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination.

     9.7 Transferability. Except as otherwise determined by the Committee, a Participant's rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative and Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10. Other Awards

     The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash or cash based on attainment of Performance Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11. Beneficiary Designation

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

Article 12. Deferrals

     The Committee may permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13. Rights of Participants

     13.1 Termination. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other relationship with the Company or any Subsidiary at any time, for any reason or no reason in the Company's or the Subsidiary's sole discretion, nor confer upon any Participant any right to continue in the employ of, or otherwise in any relationship with, the Company or any Subsidiary.

     13.2 Participation. No Eligible Person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

     13.3 Limitation of Implied Rights. Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

     Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Article 14. Change in Control

     The terms of this Article 14 shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

     Upon a Change in Control

     (a)  Any  and  all  Options  and  SARs  granted   hereunder   shall  become
          immediately vested and exercisable;

     (b) Any restriction periods and restrictions imposed on Restricted Stock, Restricted Stock Units, Qualified Restricted Stock or Qualified
          Restricted   Stock  Units  shall  be  deemed  to  have  expired;   any
          Performance Goals shall be deemed to have been met at the target level; such Restricted Stock and Qualified Restricted Stock shall become immediately vested in full, and such Restricted Stock Units and Qualified Restricted Stock Units shall be paid out in cash; and

     (c) The target payout opportunity attainable under all outstanding Awards of Performance Units and Performance Shares and any other Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. All Awards shall become immediately vested. All Performance Shares and other Awards denominated in Shares shall be paid out in Shares, and all Performance Units and other Awards shall be paid out in cash.

Article 15. Amendment, Modification and Termination

     15.1 Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

     15.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 16. Withholding

     16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Shares withheld as provided below) sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

     16.2 Share Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Shares held by the Participant or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant.

Article 17. Successors

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

Article 18. Legal Construction

     18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

     18.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     18.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Idaho.

IDACORP
Shareowner Services
P.O. Box 70
Boise, ID  83707


                                                                  March 30, 2000


Dear Shareholders of IDACORP:

It is our pleasure to invite you to attend the upcoming 2000 joint annual meeting of Shareholders of IDACORP and Idaho Power Company to be held on May 11, 2000, at 10:00 A.M., local time, at the Boise Centre on the Grove, 850 West Front Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Joint Proxy Statement on the following pages. This year IDACORP, Inc. is asking you to elect three Directors, to approve the IDACORP 2000 Long-Term Incentive and Compensation Plan and to ratify the appointment of an independent auditor for the fiscal year ending December 31, 2000.

Your Company is undergoing change and we will continue to rebuild our organization to meet the challenges of a competitive future. Anticipating and responding to the competitive future is critical to our continued success in increasing the value of your investment. We will again share with you changes in the utility industry and the rebuilding of our organization.

YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.


    Jon H. Miller                              Jan B. Packwood
Chairman of the Board               President and Chief Executive Officer

IDACORP

          This Proxy is solicited on Behalf of the Board of Directors.

Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted "For" proposal (1), election of management's nominees for directors, "For" Proposal (2), approval of the IDACORP Long-Term Incentive and Compensation Plan and "For" proposal (3), ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year 2000.

The undersigned hereby appoints Jan B. Packwood and Robert W. Stahman, and each of them, proxies will full power of substitution to vote for the undersigned at the Joint Annual Meeting of Shareholders of IDACORP, Inc. and Idaho Power Company and at any adjournment thereof, on the matters set forth in the Proxy Statement and such other matters as may come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein.

Please date, sign and promptly mail in the self-addressed return envelope which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


IDACORP, INC.

If you wish to have any comments forward to the
Company,  you must mark this box and then write           | |
your comments on the reverse side of this form.

The Board of Directors              For   Withhold   For All
Recommends a vote FOR the           All      All     Except
proposals regarding:

1.   Election of Directors:
     01) Peter T. Johnson;
     02) Peter S. O'Neill;
     03) Jan B. Packwood.           | |      | |       | |

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

--------------------------------

2.   Approve the IDACORP 2000                For    Against   Abstain
     Long-Term Incentive and
     Compensation Plan.                      | |      | |       | |

3.   Ratification of the selection
     of Deloitte & Touche LLP as
     Independent Auditor for the
     fiscal year ending
     December 31, 2000                       | |      | |       | |



---------------------------                  -----------------------
         Signature                                    Date



---------------------------                  -----------------------
         Signature                                    Date

IDAHO POWER
Shareowner Services
P.O. Box 70
Boise, ID  83707


                                                                  March 30, 2000


Dear Shareholders of Idaho Power Company:

It is our pleasure to invite you to attend the upcoming 2000 joint annual meeting of Shareholders of Idaho Power Company and IDACORP to be held on May 11, 2000, at 10:00 A.M., local time, at the Boise Centre on the Grove, 850 West Front Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Joint Proxy Statement on the following pages. This year Idaho Power Company is asking you to elect three Directors, to amend certain Articles of the Restated Articles of Incorporation, and to ratify the appointment of an independent auditor for the fiscal year ending December 31, 2000.

Your Company is undergoing change and we will continue to rebuild our organization to meet the challenges of a competitive future. Anticipating and responding to the competitive future is critical to our continued success in increasing the value of your investment. We will again share with you changes in the utility industry and the rebuilding of our organization.

YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.


    Jon H. Miller                              Jan B. Packwood
Chairman of the Board               President and Chief Executive Officer

Idaho Power Company

          This Proxy is Solicited on Behalf of the Board of Directors.

Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted "For" proposal (1), election of management's nominees for directors, "For" Proposal (2), to amend certain Articles of the Idaho Power Restated Articles of Incorporation and "For" proposal (3), ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year 2000.

The undersigned hereby appoints Jan B. Packwood and Robert W. Stahman, and each of them, proxies will full power of substitution to vote for the undersigned at the Joint Annual Meeting of Shareholders of Idaho Power Company and IDACORP, Inc. and at any adjournment thereof, on the matters set forth in the Proxy Statement and such other matters as may come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein.

Please date, sign and promptly mail in the self-addressed return envelope which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Idaho Power Company

If you wish to have any comments forwarded to the
Company,  you must mark this box and then write           | |
your comments on the reverse side of this form.

The Board of Directors              For   Withhold   For All
Recommends a vote FOR the           All      All     Except
proposals regarding:

1.   Election of Directors:
     01) Peter T. Johnson;
     02) Peter S. O'Neill;
     03) Jan B. Packwood.           | |      | |       | |

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

--------------------------------

2.   Amend certain Articles                  For    Against   Abstain
     of Idaho Power Restated
     Articles of Incorporation.              | |      | |       | |

3.   Ratification of the selection
     of Deloitte & Touche LLP as
     Independent Auditor for the
     fiscal year ending
     December 31, 2000                       | |      | |       | |



---------------------------                  -----------------------
         Signature                                    Date



---------------------------                  -----------------------
         Signature                                    Date